Exhibit 10.4

IN ACCORDANCE WITH ITEM 601(B)(10)(IV) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Service Agreement

PartyA	Xiamen XinQianyuan Network Technology Co., LTD	PartyB	Xiamen Jiuzhou Yuanqi Media Co., LTD
Address	Room 16,705, No.510, New Macao Road, Jinhai Street, Xiang’an District, Xiamen City	Address	Room 24,706, No.510, Macao Road, Jinhai Street, Xiang’an District, Xiamen city (Address of legal documents)
Phone	[*]	Phone	[*]
Portraiture		Portraiture
contacts	Huang Mingjie	contacts	Song Wenling

Based on the principle of equality and mutual benefit, party A and Party B enter into the following agreement regarding Party B to provide Party A with the new media information flow promotion platform system and services:

1 - Scope of application of the contract

This agreement called service platform, including tencent circle of friends \ wide point \ UC headlines \ baidu information flow \ today’s headlines \ sina fans through \ netease news client \ Momo \ sina yi point information \ baidu search | 360 search \ sogou search what search wap \ dsp, etc. Party A and Party B sign this Contract, indicating that Party A agrees and accepts the standard services provided by Party B; otherwise, Party A shall be deemed to have voluntarily abandoned the services provided by Party B.

In addition to this Service Agreement, party A and Party B shall abide by the rules and regulations issued by Party B.

Information of both parties (Table):

PartyA	Contact person: Huang Mingjie	Phone: [*]	QQ: [*]	Email: [*]
PartyB	Contact person: Song WenLing	Phone: [*]	QQ: [*]	Email: [*]

2 - Service items, content, and billing methods

District promotion and delivery system
service content	Billing methods

Tencent circle of friends \ UC Toutiao \ Baidu information flow \ Toutiao \ Sina fans \ netease News client \ Momo \ Sina wing a little information)

Baidu search \ 360 search \ Sogou search \ what search \ wap \ dsp

Text implantation / picture display, video patch and other promotion and display, click according to the time, exposure billing, the system will automatically deduct fees
remarks:	remarks:
Remarks: Party B shall issue a valid 6% VAT special invoice (invoice content: information technology service fee) to Party A, and Party A shall pay the amount within 1 working day after receiving the “recharge confirmation form”

3 - Responsibilities and rights of both parties

1. Party B agrees to provide Party A with the service platform agent operation services with the authorization of Party A. The specific service specifications and service treaties shall be subject to the official announcement of each platform.

2. Party B shall provide Party A with corresponding system management accounts so that Party A can log in the background of the management system to view the service content and relevant promotion data at any time; both parties confirm that the system management accounts applied by Party B and all data ownership and intellectual property rights uploaded in the system shall belong to Party A except for the legal rights of the third party.

3. Party A shall cooperate with Party B to provide the company’s relevant legal business certificates, and the advertising contents and documents provided by Party A shall be legal, compliant, true and effective.

4. Party A may check and monitor the promotion situation and promotion effect in the background system, connect with the full-time customer service designated by Party B at any time, put forward reasonable service requirements, and Party B shall respond to it within 24 hours within the normal working days.

4.1 The designated contact person in charge authorized and approved by Party A is Huang Mingjie (the designated e-communication email address is [*]) Responsible for contacting the person in charge designated by Party B Song cloud in beautiful patterns Wen (the designated e-mail email address is [*]) Docking. During the cooperation period, all requirements such as recharge application and renewal application instruction issued by the designated contact person shall be deemed as authorization and approval by Party A.

5. Party B warrants that it has all the qualifications and rights to perform the obligations hereunder, and shall present the business license of the enterprise legal person, the relevant qualification authorization letter and other certification materials to Party A before the signing of the contract.

6. During the operation of the system agent, Party B shall strictly follow the service scope and content (such as the content of promotion materials, designated release location, release period, etc.); Party B shall not change the service without the consent of Party A. If Party A requests to change the scope and content of the service, both parties may negotiate and attach an agreement, which both parties shall be deemed to be supplementary to this Contract and shall have the same legal effect as this Agreement.

7. Party A must guarantee the legality, accuracy, validity and authenticity of the information provided (including materials, texts, etc.); Party B shall ensure that Party B will not cause disputes or even litigation with third parties due to the promotion of Party A’s information and content. If Party B If any third party seeks compensation in this way, Party A shall compensate Party B for all losses.

8. Party A and Party B confirm that: 1) If the expiration of the agreement shall be refunded, but the electronic money part involving the recharge point shall not be refunded, and the refund time shall be within two months after the expiration of the agreement; 2) If the service platform is not returned, Party B shall not bear any responsibility.3) Party B shall not bear any responsibility for the suspension of advertising in the account caused by Party A.4) The invoice amount will not be refunded, it is suggested to consume the invoice amount according to the actual amount.

9. If Party A fails to perform the guarantee of this Agreement, or if the advertising contents and materials provided by Party A are illegally investigated by administrative and judicial organs or complained of illegal infringement by a third party, Party B shall have the right to terminate the release of the advertisement after its release, and Party A shall bear all legal and economic responsibilities. If party B suffers any losses to Party B, Party A shall compensate for the losses.

10. Party A and Party B shall keep confidential the trade secrets of the other party through the conclusion and performance of the other party, disclose to any third party without the prior written consent of the other party. The aforementioned confidentiality obligations of both parties shall not be terminated due to the invalidity, termination or termination of this Contract.

11. Party B’s service platform is fail due to unpredictable technical reasons or a third party, or Party B shall not bear any legal liabilities due to other force majeure factors.

12. During the performance of this Agreement, if the relevant national policies change and the relevant competent authorities expressly prohibit this business, this Agreement shall be automatically suspended or terminated.

13. Both party A and Party B confirm that, unless otherwise agreed herein, if either party breaches this contract, it shall be liable to the non-breaching party for the losses incurred thereby.

14. Party B shall not guarantee any effect of Party A’s delivery, and Party A shall know and can bear all the results of the delivery by itself.

4 - Payment and system time

1. Party A shall pay the contract payment within 1 day after the signing of the contract of “Charge Confirmation Form”, and pay the advance payment and related fees to Party B through bank transfer.

Bank account of Party B:

Account name: Xiamen Jiuzhou Yuanfeng Media Co., LTD

Bank of deposit: Industrial Bank, Xiamen Xiang’an Sub-branch

Company account number: [*]

2. Party B shall open the system within 48 hours within normal working days after receiving Party A with the recharge confirmation form and provide Party A’s user system management account and password.

The Agreement is valid for: At 12 months, with the start date 2022.7.19, date of expiry. 2023.7.18

5 - Supplementary Provisions

1. Modifications or changes to any terms of this Agreement must be signed and confirmed by the authorized representatives of Party A and Party B with their official seals. Any other form of alteration, deletion, or addition without the consent and confirmation of Party A and Party B shall be invalid.

2. This Agreement is made in duplicate, with one copy for each party and one copy having the same effect.

3. For matters not covered herein, party A and Party B may sign a supplementary agreement separately.

4. Party A confirms that, when signing this Agreement, it has carefully read all the contents of this Agreement and fully understood its meaning.

5. This Agreement shall come into force upon being signed and sealed by the representatives of both parties.

6. If a dispute arises during the performance of the agreement between the two parties, the two parties should resolve it through negotiation or request mediation. Otherwise, the dispute should be submitted to the arbitration agency at the place where the contract was signed for arbitration or brought to the people’s court with jurisdiction where Party B is located. Party A and Party B confirm that the above contract shall be signed and shall be subject to the location of Party B.

--[No text below, this contract ends] -

Party A: Xiamen Xinqianhui Network Technology Co., LTD (Stamp)

Authorized representative:

Signing date: July 19, 2022

Party B: Xiamen Jiuzhou Yuanqi Media Co., LTD (Stamp)

Authorized representative:

Signing date: July 19, 2022

4